UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

September 2, 2008

Date of Report (Date of
earliest event reported)

Poniard Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Washington	0-16614	91-1261311
(State or Other Jurisdiction	(Commission File No.)	(IRS Employer
of Incorporation)		Identification No.)

7000 Shoreline Court, Suite 270, South San Francisco, California		94080
(Address of principal executive offices)		(Zip Code)

(650) 583-3774

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01.              Entry into a Material Definitive Agreement.

On September 2, 2007, Poniard Pharmaceuticals, Inc. (the “Company”) entered into an Amended and Restated Loan and Security Agreement (the “Loan Agreement”), by and among the Company, GE Business Financial Services Inc. (formerly known as Merrill Lynch Capital)(“GEBFS”) and  Silicon Valley Bank (“SVB,” and with GEBFS, the “Lenders”), and GEBFS, as agent for the Lenders.  The Loan Agreement amends and restates in its entirety the earlier Loan and Security Agreement dated as of October 25, 2006, among the Company, Merrill Lynch Capital and SVB, pursuant to which the Company obtained a $15 million capital loan that was to mature on April 1, 2010 (the “Original Loan”).

The Loan Agreement provides for a senior secured term loan facility (the “Loan Facility”) to be made available as follows:  (i) an Initial Term Loan in the amount of $17.6 million, which amount is comprised of  (a) the $7.7 million of outstanding principal balance and accrued interest remaining on the Original Loan and (b) an additional cash advance in the amount of $9.9 million (the “Cash Portion”) and was fully funded on September 2, 2008; and (ii) a Second Term Loan in the amount of $10 million, which can be fully funded, at the Company’s election, at any time before December 15, 2008, provided that the Company meets certain cash flow requirements.  The term of each of the Initial Term Loan and the Second Term Loan (each, a “Term Loan” and together, the “Term Loans”) is 42 months, consisting of 42 equal consecutive monthly payments of principal and interest.  Interest on the Initial Term Loan is fixed at 7.80% per annum.  Interest on the Second Term Loan, if funded, will be determined based on the greater of (i) the Treasury Rate in effect three business days prior to the funding of the Second Term Loan plus 4.83% or (ii) 7.80% per annum.  An additional payment fee (the “Final Payment Fee”) of $1,070,000 is due on the date on which the Initial Term Loan is repaid in full, regardless of whether such repayment is voluntary, scheduled, mandatory or otherwise (the “Repayment Date”).  If the Second Term Loan is funded, a Final Payment Fee of $900,000 would be payable on the Repayment Date of the Second Term Loan.  All interest payable under the Loan Agreement and the full amount of the Final Payment Fee must be paid upon any prepayment of a Term Loan.  The Loan Facility is secured by a first lien on all of the non-intellectual property assets of the Company and is guaranteed by NeoRx Manufacturing Group, Inc., the Company’s wholly owned subsidiary.  The guarantee is secured by a first lien on all of the assets of the subsidiary.

The Loan Agreement contains restrictions on the Company’s ability to, among other things, dispose of certain assets, engage in certain mergers and acquisition transactions, incur indebtedness, create liens on assets, make investments and pay dividends or repurchase stock. The Loan Agreement also contains covenants requiring the Company to maintain unrestricted cash in an amount equal to the lesser of (i) 65% of the aggregate amount drawn under the Loan Facility or (ii) the outstanding aggregate principal balance of the Term Loans plus $4 million. The Loan Agreement contains events of default that include, among other things, nonpayment of principal, interest or fees, breaches of covenants, material adverse changes, bankruptcy and insolvency events, cross defaults to any other indebtedness, material judgments, inaccuracy of representations and warranties and events constituting a change of control.  The occurrence of an event of default would increase the applicable rate of interest by 5% and could result in the acceleration of the Company’s obligations under the Loan Agreement.

In connection with the Loan Agreement, the Company issued the Lenders warrants to purchase an aggregate of 219,920 shares of Company common stock (the “Warrants”).  The Warrants are for a term of ten-years and have an exercise price of $4.297 per share, which is the average of the closing prices per share of the Company’s common stock for the ten trading days preceding September 2, 2008.  The Warrants (and the shares of common stock issuable upon exercise of the Warrants) have been offered and sold in a private placement in reliance on the Section 4(2) exemption from the registration requirements of the Securities Act of 1933, as amended.  The Warrants may be exercised by making a cash payment or through cashless exercise by the surrender of common shares having a value equal to the exercise price of the portion of the Warrant being exercised.  The aggregate number of shares of common stock issuable upon exercise of the Warrants constitutes less than 1% of the Company’s common stock outstanding on the date of this Report.

The Cash Portion of the Initial Term Loan and the proceeds of the Second Term Loan, if funded, will be used to fund the Company’s clinical trials and for general corporate purposes.

The description of the terms and conditions of the Loan Agreement and the rights and obligations of the Company in connection therewith are qualified by reference in their entirety to the definitive terms and conditions of the Loan Agreement, a copy of which is attached to this Report as Exhibit 10.1 and incorporated herein by reference.

Section 2 – Financial Information

Item 2.03.              Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

Section 3 – Securities and Trading Market

Item 3.03.              Material Modifications to Rights of Security Holders.

The information set forth in Item 1.01 describing the covenant to maintain unrestricted capital is incorporated herein by reference.

Under the Loan Agreement, the Company may not, without the prior consent of the Lenders, pay any dividend or make any distribution or payment or redeem, retire or purchase any capital stock, except for (i) cash in lieu of issuance of fractional shares  pursuant to the terms of outstanding convertible securities not to exceed $100,000 in the aggregate for all such payments during any year and (ii) semi-annual cash dividends payable pursuant to the terms of the Company’s outstanding Series I Convertible Exchangeable Preferred Stock not to exceed $251,000 in the aggregate for any such payment. Although the Company currently does not, and in the foreseeable future does not intend to, pay dividends on its common stock, if the Company were to make a determination that a distribution or repurchase of common stock would be desirable, the foregoing provisions could have the effect of limiting the Company’s ability to do so.

Section 9 – Financial Statements and Exhibits

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                        Exhibits.

10.1 – Amended and Restated Loan and Security Agreement dated as of September 2, 2008, by and among the Company, GE Business Financial Services Inc. and Silicon Valley Bank

99.1 - Press release dated September 3, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Poniard Pharmaceuticals, Inc.

Dated: September 8, 2008	By:	/s/ Caroline Loewy
Name: Caroline Loewy
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1

Amended and Restated Loan and Security Agreement dated as of September 2, 2008, by and among the Company, GE Business Financial Services Inc. and Silicon Valley Bank

99.1

Press release dated September 3, 2008